Exhibit 23.2

CONSENT OF ERIC JENSEN

Reference is made to the Registration Statement on Form S-8 and any amendments thereto, and the documents incorporated by reference therein (the “Registration Statement”) of EMX Royalty Corporation (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

I, Eric Jensen, hereby consent to the use of and reference to my name in the Registration Statement, including as an expert or "qualified person", and the inclusion and incorporation by reference in the Registration Statement, including any amendments or supplements thereto, of the information prepared by me, that I supervised the preparation of, or that was reviewed or approved by me that is of a scientific or technical nature and all other references to such information included or incorporated by reference in the Registration Statement, including all information of a scientific or technical nature included or incorporated by reference in the Registration Statement not otherwise covered by any other named expert therein.

Dated: November 14, 2023

/s/ Eric P. Jensen
Dr. Eric P. Jensen, CPG